Exhibit 99.2

Enova Announces Expiration and Results of Tender Offer for Any and All of Its 9.75% Senior Unsecured Notes Due 2021

CHICAGO, September 18, 2018 – Enova International (NYSE: ENVA) (“Enova”) today announced the expiration and results of its cash tender offer with respect to its outstanding $295 million in aggregate principal amount of 9.75% senior unsecured notes due 2021 (the “Notes”).

The tender offer expired at 5:00 p.m., New York City time, on September 17, 2018, (the “Expiration Time”). As of the Expiration Time, $178,505,000 in aggregate principal amount, or 60.51%, of the Notes were validly tendered and not validly withdrawn, which excludes $106,000 aggregate principal amount of the Notes that remain subject to guaranteed delivery procedures. Enova expects to accept for payment all such Notes validly tendered and not validly withdrawn in the tender offer as of the Expiration Time and expects to make payment for such Notes on September 19, 2018, subject to Enova’s successful completion of its previously announced financing transaction that is also expected to close September 19, 2018 (the “Financing Condition”). Enova also expects to accept for payment all Notes that remain subject to guaranteed delivery procedures and to make payment for such Notes on September 20, 2018. Concurrently with the launch of the tender offer, Enova exercised its right to optionally redeem any Notes not validly tendered and purchased in the tender offer, pursuant to the terms of the Indenture relating to the Notes, conditioned upon and subject to satisfaction of the Financing Condition.

This announcement is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell any securities. Holders of the Notes and investors may obtain a free copy of the offer to purchase, letter of transmittal and notice of guaranteed delivery from the information agent for the tender offer, D.F. King & Co., Inc., by telephone at (866) 620-2536 (toll-free) or (212) 269-5550 (for banks and brokers only), by email at enva@dfking.com, or via the following web address: www.dfking.com/enva.

Persons with questions regarding the tender offer should contact the dealer manager for the tender offer, Credit Suisse Securities (USA) LLC, by telephone at (800) 820-1653 (U.S. toll free) or (212) 538-2147 (call collect).

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security, nor shall there be any sale of any security in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova’s senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova’s business, including, without limitation, those risks and uncertainties indicated in Enova’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 5 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

SOURCE Enova International, Inc.

For further information: IR@enova.com